Exhibit 1
                                                                       ---------

                                    AGREEMENT


      Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Acuity Imaging, Inc.

      EXECUTED as a sealed instrument this 10th day of February, 1996.


NEW ENTERPRISE ASSOCIATES III, LIMITED PARTNERSHIP

By:   NEA PARTNERS III, LIMITED PARTNERSHIP

      By:           *
          -----------------------------
          Charles W. Newhall III
          General Partner


NEA PARTNERS III, LIMITED PARTNERSHIP

By:           *
   -------------------------
    Charles W. Newhall III
    General Partner


          *
------------------------
Cornelius C. Bond, Jr.


          *
------------------------
Frank A. Bonsal, Jr.


          *
------------------------
C. Richard Kramlich


          *
------------------------
Arthur J. Marks


          *
------------------------
Charles W. Newhall III


                               Page 14 of 19 Pages

                                                        *By:
                                                             -------------------
                                                             Nancy L. Dorman
                                                             Attorney-in-Fact

--------------------------------------------------------------------------------

This Agreement was executed by Nancy L. Dorman pursuant to Powers of Attorney filed with the Securities and Exchange Commission on February 13, 1992, in connection with a Schedule 13G for Advanced Interventional Systems, Inc., which Powers of Attorney are incorporated herein by reference and copies of which are attached hereto as Exhibit 2.







                               Page 15 of 19 Pages